UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 30, 2019

RAYONIER ADVANCED MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36285	46-4559529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Riverplace Boulevard, Jacksonville, Florida 32207

(Address of principal executive offices) (Zip Code)

(904) 357-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RYAM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.         Entry into a Material Definitive Agreement.

On September 30, 2019 (the “Amendment Effective Date”), Rayonier Advanced Materials Inc. (the “Company”) entered into that certain First Amendment to Amended and Restated Credit Agreement (the “Amendment Agreement”) by and among the Company, Rayonier A.M. Products Inc. (“Products”), Rayonier Performance Fibers, LLC (“Performance Fibers”), certain other subsidiaries of the Company party thereto, the lenders and L/C issuers party thereto, and Bank of America, N.A., as administrative agent and collateral agent, amending that certain Amended and Restated Credit Agreement, dated as of November 17, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the Amendment Effective Date, the “Existing Credit Agreement”, and as amended pursuant to the Amendment Agreement, the “Amended Credit Agreement”), governing its senior secured credit facilities (the “Credit Facilities”).

The Amendment Agreement amends the Existing Credit Agreement to, among other things, (i) amend the financial covenants therein to permit the Company to (a) maintain a first lien secured net leverage ratio of up to a ratio that varies by fiscal quarter, ranging between 5.60:1.00 and 4.95:1.00 in 2019, 5.40:1.00 and 4.50:1.00 in 2020, 4.40:1.00 and 3.55:1.00 in 2021, and 3.00:1.00 thereafter (as compared to 3.00:1.00 for each such period in the Existing Credit Agreement), tested quarterly on a pro forma trailing twelve month basis, (b) maintain an interest coverage ratio of as low as a ratio that varies by fiscal quarter, ranging between 1.65:1.00 and 2.35:1.00 in 2019, 1.75:1.00 and 2.00:1.00 in 2020, 2.20:1.00 and 2.55:100 in 2021 and 3:00:1.00 thereafter (as compared to 3.00:1.00 for each such period in the Existing Credit Agreement), tested quarterly on a pro forma trailing twelve month basis and (c) utilize at any time up to $120 million or $130 million (depending on the fiscal quarter) of the commitments under the Revolving Facilities (as defined below), subject to certain conditions described in the Amended Credit Agreement, (ii) reduce the aggregate principal amount of U.S. dollar-denominated revolving commitments thereunder (the “USD Revolving Facility”) from $100 million to $84 million, (iii) reduce the aggregate principal amount of multicurrency revolving commitments thereunder (together with the USD Revolving Facility, the “Revolving Facilities”) from $150 million to $126 million, (iv) require the Company, following the consummation of the previously announced sale of the thermo-mechanical (high yield) pulp mill located in the town of Matane, Province of Quebec, Canada, together with related assets, owned by certain of the Company’s subsidiaries, to apply a portion of the proceeds received therefrom to ratably prepay the senior secured term facilities outstanding under the Amended Credit Agreement as further described in the Amended Credit Agreement and (v) make certain other changes to the covenants and other provisions therein.

In addition, the Amendment Agreement provides that the loans under the Credit Facilities (i) shall be guaranteed by the Company, and, subject to certain exceptions, by each of the Company’s (a) existing and future direct and indirect wholly-owned domestic subsidiaries (the “Domestic Subsidiary Loan Parties”) and (b) existing and future direct and indirect wholly-owned Canadian subsidiaries (the “Canadian Loan Parties”, and together with the Company, Products, Performance Fibers and the Domestic Subsidiary Loan Parties, the “Loan Parties”) and (ii) shall, subject to certain exceptions, be secured by a security interest in substantially all present and future material personal property of the Loan Parties and mortgages on certain U.S. and Canadian real estate interests of the Loan Parties.

The loans under the Credit Facilities will bear interest from and after the Amendment Effective Date at either (a) a base rate or (b) an adjusted LIBOR rate, in each case, plus an applicable margin (the “Applicable Margin”), in the case of base rate loans, ranging between 2.00% and 3.00%, and in the case of adjusted LIBOR rate loans, ranging between 3.00% and 4.00%, with the Applicable Margin in each instance based on a consolidated total net leverage based pricing grid. The Amended Credit Agreement also includes customary LIBOR replacement provisions.

In connection with the Amendment Agreement, the Company paid consent fees to its lenders in an amount equal to 0.25% of the aggregate principal amount of term loans and revolving commitments outstanding under the Amended Credit Agreement held by each lender party to the Amendment Agreement.

The description of the Amendment Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the Amendment Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.         Other Events.

On the Amendment Effective Date, the Company issued a press release announcing the transactions described herein. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1

First Amendment to Amended and Restated Credit Agreement, dated as of September 30, 2019, among Rayonier Advanced Materials Inc., as Holdings, Rayonier A.M. Products Inc. and Rayonier Performance Fibers, LLC, as Borrowers, certain subsidiaries of Rayonier Advanced Materials Inc. party thereto, the lenders and L/C issuers party thereto and Bank of America, N.A., as Administrative Agent.

99.1	Press Release entitled “Rayonier Advanced Materials Announces Credit Agreement Amendment Providing Financial Covenant Relief Through 2021” issued September 30, 2019.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2019

Rayonier Advanced Materials Inc.

By:	/s/ Michael R. Herman
Name:	Michael R. Herman
Title:	Senior Vice President, General Counsel and Corporate Secretary